EXHIBIT 99.2

                          STARSYS RESEARCH CORPORATION.
                                      PROXY
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                    DIRECTORS

     The undersigned, a shareholder of Starsys Research Corporation, a Colorado corporation, hereby appoints SCOTT TIBBETTS and ROBERT VACEK, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the Starsys Research Corporation Common Shares held of record on December 1, 2005, by the undersigned at the Special Meeting of Shareholders to be held on January 20, 2006 or any adjournment or postponement thereof as follows on the reverse side of this proxy card. With respect to any matter not known to Starsys Research Corporation as of January 20, 2006, such proxies are authorized to vote in their discretion. Unless a contrary direction is indicated, this proxy will be voted for Proposal 1 and Proposal 2 as specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

              (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)
              ----------------------------------------------------

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[  ]  PLEASE  MARK  YOUR  VOTES  AS  IN  THIS  EXAMPLE  USING  DARK  INK  ONLY.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND EACH OF
                           THE PROPOSALS LISTED BELOW.

                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

     1. To adopt and approve the Agreement and Plan of Merger and Reorganization (referred to in this joint proxy statement/prospectus as the merger agreement) dated as of October 24, 2005 among Starsys Research Corporation, SpaceDev, Inc. ("SpaceDev"), Monoceros Acquisition Corp., a Colorado corporation and wholly owned subsidiary of SpaceDev, and certain other parties, and to approve the merger contemplated thereby.


                        [ ] FOR [ ] AGAINST [ ] ABSTAIN

     2. To approve the appointment and authorization of Scott Tibbitts, the Chairman and Chief Executive Officer of Starsys, as the shareholder agent under the merger agreement.


____________________________  ______________________     Date:____________2006
Signature  (title, if any)   Signature, if held jointly

Please sign exactly as your name or names appear on this Proxy, when shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such if the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such if signer is a partnership, please sign in partnership name by authorized person.

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